Exhibit 99.1

Investor Inquiries	Media Inquiries
Cindy Klimstra	Gary Ross
Vice President, Investor Relations	Senior Manager, Corporate Communications
(847) 968-0268	(847) 371-5048

CDW SHAREHOLDERS APPROVE MERGER WITH

AFFILIATE OF MADISON DEARBORN PARTNERS, LLC

AND PROVIDENCE EQUITY PARTNERS INC.

VERNON HILLS, Ill. – August 9, 2007 – CDW Corporation (NASDAQ: CDWC), a leading provider of technology products and services to business, government and education, announced that its shareholders voted at a special meeting held today to approve the merger agreement providing for the acquisition of CDW by VH Holdings, Inc., which upon closing of the merger will be controlled by investment funds affiliated with Madison Dearborn Partners, LLC and Providence Equity Partners Inc. Of the approximately 78 percent of shares entitled to vote at the special meeting that were actually voted, approximately 94 percent of those shares were voted in favor of approval of the merger agreement. Shareholder approval satisfies a condition to the completion of the transaction, which remains subject to satisfaction of other closing conditions. As previously disclosed, CDW expects to complete the merger in the second half of the third quarter or early in the fourth quarter of 2007.

Under the terms of the merger agreement, following consummation of the merger, CDW’s shareholders will be entitled to receive $87.75 in cash, without interest, for each share of common stock of CDW that they own immediately prior to the effective time of the merger.

About CDW

CDW®, ranked No. 342 on the FORTUNE 500, is a leading provider of technology solutions for business, government and education. CDW is a principal source of technology products and services including top name brands such as Acer, Adobe, APC, Apple, Cisco, EMC, Fujitsu, HP, IBM, Lenovo, Microsoft, Panasonic, Quantum, Samsung, Sony, Symantec, ViewSonic and Xerox. CDW’s direct model offers customers one-on-one relationships with knowledgeable account managers and access to approximately 820 on-staff engineers and advanced technology specialists who customize solutions for customers’ complex technology needs. CDW also provides same-day product shipping and post-sales technical support.

CDW was founded in 1984 and as of June 30, 2007, employed approximately 5,880 coworkers. In 2006, the company generated sales of $6.8 billion. For more information, visit CDW.com.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger between CDW and a subsidiary of VH Holdings, Inc. and all other statements in this press release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. CDW may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure of financing or the failure to satisfy the remaining closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by CDW with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation CDW’s Annual Report on Form 10-K for the year ended December 31, 2006, and the definitive proxy statement dated July 13, 2007, relating to the special meeting of shareholders that was held on August 9, 2007.

For more information about CDW:

Visit CDW on the Internet at http://www.cdw.com. Contact CDW Investor Relations via the Internet at

investorrelations@cdw.com or by telephone at 847-419-6328.

CDW is a registered trademark and CDW@work is a trademark of CDW Corporation. Other company and product names may be trademarks of their respective owners.